UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

ConvergeOne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38053	81-4619427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Highway 149 Eagan, MN	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 321-6227

Forum Merger Corporation

c/o Forum Investors I, LLC

135 East 57th St. 8th Floor

New York, New York

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01. Other Events.

On February 23, 2018, ConvergeOne Holdings, Inc. (“ConvergeOne”) announced the consummation of the transactions (the “Closing”) contemplated by the Agreement and Plan of Merger, dated as of November 30, 2017, by and among Forum Merger Corporation (“Forum”), FMC Merger Subsidiary Corp., a newly-formed Delaware corporation and wholly-owned subsidiary of Forum, FMC Merger Subsidiary LLC, a newly formed Delaware limited liability company and wholly-owned subsidiary of Forum, C1 Investment Corp., a Delaware corporation (“C1”), and Clearlake Capital Management III, L.P., in the capacity as the Seller Representative (the “Transactions”), following the approval at the special meeting of the stockholders of Forum held on February 20, 2018 (the “Special Meeting”). In connection with the Closing, the registrant changed its name from Forum Merger Corporation to ConvergeOne Holdings, Inc. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the final prospectus and definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) on February 5, 2018 by Forum. A copy of the press release announcing the consummation of the Transactions is filed as Exhibit 99.1 hereto and is incorporated by reference.

At the Special Meeting, holders of 16,940,909 shares of Forum common stock sold in its initial public offering (“Public Shares”) exercised their right to redeem those shares to cash at a price of $10.154326 per share, for an aggregate of approximately $172 million.

Immediately after giving effect to the Transactions (including as a result of the redemptions described above, certain forfeitures of Forum common stock immediately prior to the Closing, and the issuance of an additional 16,459,375 shares of common stock for an aggregate purchase price of $131,675,000 pursuant to subscription agreements entered into in connection with the Transactions), there were approximately 69.7 million shares of common stock and warrants to purchase approximately 8.9 million shares of common stock of ConvergeOne issued and outstanding. Upon the Closing, Forum’s rights and units ceased trading, and ConvergeOne’s common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”) under the symbols “CVON” and “CVONW,” respectively. As of the closing date, entities affiliated with Clearlake Capital Management III, L.P. beneficially owned approximately 54.7% of ConvergeOne’s outstanding shares of common stock and the former securityholders of Forum beneficially owned approximately 8.8% of ConvergeOne’s outstanding shares. As a result, ConvergeOne is a “controlled company” within the meaning of the Nasdaq listing rules.

Item 9.01.	Financial Statement and Exhibits.

Exhibit Number	Description of Document

99.1	Press release, dated February 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConvergeOne Holdings, Inc.
Dated: February 23, 2018
By: /s/ John A. McKenna, Jr.
John A. McKenna, Jr.
Chief Executive Officer

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